EXHIBIT 10.2

PLEDGE AND SECURITY AGREEMENT

By

GXS WORLDWIDE, INC.

and

THE SUBSIDIARIES PARTY HERETO,
as Grantors,

and

WILMINGTON TRUST FSB,
as Collateral Trustee

______________________

Dated as of December 23, 2009

TABLE OF CONTENTS

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-ii-

Page

SECTION 8.16. Collateral Trustee Appointed Attorney-in-Fact	30
SECTION 8.17. Perfection in Foreign Collateral	31
SECTION 8.18. No Duty on the Part of Collateral Trustee or Secured Parties	31

ANNEXES

Annex I	Form of Joinder Agreement

SCHEDULES

Schedule 1.01(a)	Pledged Debt; Instruments and Tangible Chattel Paper
Schedule 1.01(b)	Pledged LLC Interests
Schedule 1.01(c)	Pledged Partnership Interests
Schedule 1.01(d)	Pledged Stock
Schedule 1.01(e)	Copyrights, Patents and Trademarks
Schedule 4.02	Filings/Filing Offices
Schedule 4.05(b)	Deposit Accounts, Securities Accounts and Commodity Accounts
Schedule 4.05(e)	Commercial Tort Claims
Schedule 4.07(a)	Legal Names, Etc.
Schedule 4.07(b)	Prior Organizational Names

EXHIBITS

Exhibit A	Copyright Security Agreement
Exhibit B	Patent Security Agreement
Exhibit C	Trademark Security Agreement

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PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of December 23, 2009 among GXS WORLDWIDE, INC., a Delaware corporation (“Company”), each Subsidiary of the Company listed on the signature pages hereto (together with each Subsidiary that becomes a party hereto pursuant to Section 8.13 of this Agreement, the “Guarantors”; and such persons together with the Company, the “Grantors”) and Wilmington Trust FSB, as collateral trustee under the Collateral Trust Agreement (in such capacity, and together with any successors in such capacity, the “Collateral Trustee”) for the Secured Parties.

R E C I T A L S

WHEREAS, the Grantors and the Collateral Trustee are party to (i) that certain Credit and Guaranty Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Administrative Agent (as defined therein), the Collateral Trustee, the Lenders (as defined therein, the “Lenders”), the Company and the other Grantors party thereto as guarantors, (ii) that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, the other Grantors as guarantors thereunder, U.S. Bank National Association, as trustee (the “Indenture Trustee”), and the Collateral Trustee, pursuant to which the Company has issued 9¾% Senior Secured Notes due 2015 (the “Notes”) in an amount up to $785,000,000 and (iii) the Collateral Trust Agreement;

WHEREAS, the Company and the other Grantors intend to secure any existing and future Priority Lien Obligations by granting to the Collateral Trustee a first priority security interest in the Collateral;

WHEREAS, the Company and the other Grantors may from time to time incur additional Priority Lien Obligations permitted to be secured, subject to the distribution provisions of the Collateral Trust Agreement, on an equal and ratable basis with the Priority Lien Obligations; and

WHEREAS, in order to secure the payment and performance of all of the Priority Lien Obligations under the Priority Lien Documents, and such additional Priority Lien Obligations, each Grantor intends to grant the Collateral Trustee, for the benefit of the Secured Parties, a Lien on the Collateral on the terms and subject to the conditions contained herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Collateral Trustee agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Uniform Commercial Code Defined Terms.  Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC, including the following which are capitalized herein:

“Accounts”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Deposit Accounts”; “Documents”; “Electronic Chattel Paper”; “Entitlement Holder”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”; “Instruments”, (as defined in Article 9 rather than Article 3); “Inventory”; “Investment Property”; “Letter-of-Credit Rights”; “Letters of Credit”; “Securities”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper”.

SECTION 1.02. Certain Defined Terms.  All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Trust Agreement (whether defined therein or by reference therein to another document including without limitation the Indenture and the Revolving Credit Agreement).  The incorporation by reference of terms defined in the Collateral Trust Agreement or such other document shall survive any termination of the Collateral Trust Agreement or the Priority Lien Documents, as applicable, until this Agreement is terminated as provided in Section 8.12 hereof.

SECTION 1.03. Definition of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Assigned Agreements” shall mean all agreements, contracts and documents to which any Grantor is a party as of the date hereof, or to which any Grantor becomes a party after the date hereof, as each such agreement, contract and document may be amended, restated, supplemented or otherwise modified from time to time.

“Books and Records” shall mean all instruments, files, records, ledger sheets and documents evidencing, covering or relating to any of the Collateral.

“Collateral” shall mean with respect to each of the Grantors all of the following, in each case whether now owned or hereafter acquired or created and whether now or hereafter existing or arising or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located:

(a) Accounts;

(b) Books and Records;

(c) cash and Deposit Accounts;

(d) Chattel Paper;

(e) Deposit Accounts;

(f) Commercial Tort Claims described on Schedule 4.05(e) hereto;

(g) Documents;

(h) Goods, including Equipment, Fixtures and Inventory;

(i) General Intangibles, including Intellectual Property;

(j) Instruments;

(k) Investment Property (excluding the Escrow Property);

(l) Letter-of-Credit Rights;

(m) Money;

(n) Letters of Credit;

(o) Supporting Obligations;

(p) Assigned Agreements, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) all rights of such Grantor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder;

(q) all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing;

(r) to the extent not covered by clauses (a) through (p) of this definition, all other personal property of any kind whether tangible or intangible; and

(s) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

provided that, notwithstanding the foregoing, “Collateral” shall not include any Excluded Assets.

“Collateral Estate” shall have the meaning assigned to such term in Section 2.01(b).

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Trust Agreement” shall mean the Collateral Trust Agreement dated as of December 23, 2009, among the Company, the other Grantors, the Collateral Trustee, the Indenture Trustee and the other Persons party thereto from time to time, as it may be amended, amended and restated, supplemented or otherwise modified and in effect from time to time.

“Collateral Trustee” shall have the meaning assigned to such term in the preamble.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Company” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Control” shall mean:  (a) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (b) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (c) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (d) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (e) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (f) with respect to Letter of Credit Rights, control within the meaning of Section 9-107 of the UCC and (g) with respect to any “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Control Agreement” shall mean an agreement in form and substance reasonably acceptable to the Collateral Trustee for the purpose of effecting Control with respect to any Deposit Account, Securities Account or Commodity Account.

“Copyright License” shall mean each written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean, collectively, with respect to each Grantor, all United States and foreign copyrights (whether statutory or common law, whether registered or unregistered and whether published or unpublished), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), and all copyright registrations and applications made by such Grantor in connection therewith, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, including, without limitation, the copyrights, registrations and applications listed in Schedule 1.01(e) hereto, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use thereof, (ii) reissues, renewals, continuations and extensions thereof, (iii) all Proceeds of the foregoing, including income, license fees, royalties, damages, claims, proceeds of suit and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements or other violations thereof, (iv) rights to sue for past, present or future infringements or other violations thereof, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Credit Agreement” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Escrow Property” shall have the meaning assigned to such term in the Escrow and Security Agreement, dated as of the date hereof, among the Company, the Indenture Trustee, and U.S. Bank National Association, as escrow agent thereunder, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Excluded Accounts” shall mean (i) zero balance accounts, (ii) accounts used solely to fund current due payroll requirements, (iii) other accounts the balance of which is transferred, pursuant to instructions from the account owner that are not revocable, unless the Discharge of Priority Lien Obligations has occurred or the Collateral Trustee has consented, at the end of each Business Day to a Deposit Account or Securities Account that is subject to the Collateral Trustee’s control and (iv) other accounts the maximum daily balance of which does not exceed $50,000 in the aggregate for all domestic accounts.

“Excluded Assets” means (a) any agreement held by any Grantor that validly prohibits or requires the consent of any Person as a condition to the creation by such Grantor of a Lien thereon, or any agreement held by any Grantor to the extent that any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC (including Sections 9-406(a), 9-407(a), 9-408(a) and 9-409 of the UCC) or any other applicable requirement of law; provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such agreement not subject to the prohibitions specified above; (b) any Equipment owned by a Grantor that is subject to a purchase money Lien or a Capital Lease Obligation if the agreement under which such Lien is granted (or in the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any Person as a condition to the creation of any other Lien on such Equipment; provided that such Lien and such Indebtedness secured by such Lien are permitted by the Priority Lien Documents; (c) any joint venture interests; (d) any Excluded Accounts; (e) any Voting Stock of First Tier Foreign Subsidiaries in excess of 65%, and any Equity Interests in any Foreign Subsidiary that is a Restricted Subsidiary and that is not at such time a First Tier Foreign Subsidiary; (f) any properties and assets of any of the Company’s Foreign Subsidiaries; (g) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issued from such intent-to-use application under applicable federal law; (h) in the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any governmental agency) of separate audited financial statements of any Affiliate of the Company (other than GXS, Inc.) due to the fact that such Affiliate’s Capital Stock or other securities secure any Priority Lien Obligations and the Priority Lien Documents governing such Priority Lien Obligations require the release of the Security Interests in such Collateral, then the Capital Stock or other securities of such affiliate will automatically be Excluded Assets and deemed released and to not be part of the Collateral but only to the extent necessary to not be subject to such requirement; provided that (i) such assets shall cease to be Excluded Assets under this clause (h), if, and for so long as, the provisions of Rule 3-16 of Regulation S-X no longer apply to such Priority Lien Obligations or in respect thereof and, in such event, the Collateral Trustee shall be granted a perfected security interest therein, and (ii) no Capital Stock of GXS, Inc. shall be an Excluded Asset.

Notwithstanding the foregoing, “Excluded Assets” shall not include any Proceeds, substitutions or replacements of Excluded Assets (unless such Proceeds, substitutions or replacements would constitute Excluded Assets) and “Excluded Assets” shall not include, and the security interest granted by the Company and each Grantor shall attach to, any property or asset referred to in clauses (a) through (h) above to the extent that any Grantor grants or permits any Lien on such property or asset to secure any Junior Lien Obligation.

“Excluded Equity” shall mean Equity Interests at all time referred to in clause (c) or (e) of the definition of Excluded Assets.

“Foreign Accounts” shall mean deposit, security or commodity accounts maintained in any Non U.S. Jurisdiction.

 “Foreign Subsidiary” shall have the meaning assigned to such term in the Collateral Trust Agreement.

“General Intangibles” shall mean, collectively, all “general intangibles,” as such term is defined in the UCC, and in any event shall include, without limitation, all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedge Agreements, and other agreements), Intellectual Property, goodwill, registrations, franchises and tax refund claims.

“Governmental Authority” shall mean any agency, authority, board, bureau, court, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise, and whether now or hereafter in existence, or any officer, examiner or official thereof, and any maritime authority.

“Grantors” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Guarantors” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Indenture Trustee” shall have the meaning assigned to such term in the recitals.

“Intellectual Property” shall mean all intellectual and similar property, whether arising under the United States, multinational or foreign laws or otherwise, of any Grantor of every kind and nature now owned by a Grantor, or hereafter acquired or created by any Grantor, including Patents, Copyrights, Trademarks, Trade Secrets, Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“IP Security Agreements” shall mean each intellectual property security agreement executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit A, Exhibit B, and Exhibit C, as applicable.

“Lender Counterparty” shall have the meaning assigned to such term in the Credit Agreement.

“Lenders” shall have the meaning assigned to such term in the Recitals of this Agreement.

“Notes” shall mean the 9¾% senior secured notes due 2015 in an aggregate principal amount of $785.0 million issued pursuant to the Indenture, and any other senior secured notes issued from time to time under the Indenture.

“Material Adverse Effect” shall have the meaning set forth in the Credit Agreement.

 “Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that is material to the business of any Grantor or is otherwise of material value.

“Material Lease” means any leased real property located in the United States at which Collateral with an aggregate book value of $5.0 million is stored or located.

“Mortgage” means a Mortgage substantially in the form of Exhibit J of the Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired or created by a Grantor:  (a) all United States and foreign letters patent, all registrations and recordings thereof, and all applications for letters patent, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule 1.01(e) hereto and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, (c) all patentable inventions and improvements thereto, (d) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (e) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (f) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Pledged Debt” shall mean all indebtedness for borrowed money owed to a Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described in Schedule 1.01(a) hereto (as such Schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing (excluding, for the avoidance of doubt, Excluded Assets).

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity owned by a Grantor including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests (excluding, for the avoidance of doubt, Excluded Assets).

“Pledged LLC Interests” shall mean all interests in any limited liability company and each series thereof owned by a Grantor including, without limitation, all limited liability company interests listed in Schedule 1.01(b) hereto (as such Schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a members of the related limited liability company (excluding, for the avoidance of doubt, any Excluded Assets).

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by a Grantor including, without limitation, all partnership interests listed in Schedule 1.01(c) hereto (as such Schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership (excluding, for the avoidance of doubt any Excluded Assets).

“Pledged Stock” shall mean all shares of capital stock owned by any Grantor (other than capital stock constituting Excluded Assets), including, without limitation, all shares of capital stock described in Schedule 1.01(d) hereto (as such Schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Priority Lien Obligations” shall have the meaning assigned to such term in the Collateral Trust Agreement.

“Proceeds” shall mean, collectively, all “proceeds,” as such term is defined in the UCC, and in any event shall include, without limitation, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Trustee, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) and (c) any and all other amounts from time to time paid or payable under or in connection with, any of the Collateral.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Grantor in any real property.

“Secured Obligations” shall have the meaning assigned to such term in Section 3.03.

“Secured Parties” shall have the meaning assigned to such term in the Collateral Trust Agreement.

“Security Interest” shall have the meaning assigned to such term in Section 3.01.

 “Title Company” means Fidelity National Title Insurance Company or such other title insurance or abstract company as shall be retained by the Company and approved by the Collateral Trustee.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in, to or under any Trade Secrets (whether such Grantor is licensee or licensor thereunder).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing, and with respect to any and all of the foregoing:  (a) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (b) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (c) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired or created in the United States by a Grantor:  (a) all United States and foreign trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any State of the United States, and all extensions or renewals thereof, including those listed on Schedule 1.01(e) hereto, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill, and (d) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (e) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (f) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

 “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Voting Stock” shall mean, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

SECTION 1.04. Rules of Construction.  (a)  Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.  References herein to any Section, Annex, Schedule or Exhibit shall be to a Section, an Annex, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided.  The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.  The terms lease and license shall include sub-lease and sub-license, respectively.  If any conflict or inconsistency exists between this Agreement and the Collateral Trust Agreement, the Collateral Trust Agreement shall govern.  All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(b) Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.

ARTICLE II

Authority of Collateral Trustee; Collateral Trust Agreement

SECTION 2.01. General Authority of the Collateral Trustee over the Collateral.  (a)  By acceptance of the benefits of this Agreement and the Security Documents, each Secured Party shall be deemed irrevocably (i) to consent to the appointment of the Collateral Trustee as its agent hereunder and under the Security Documents, (ii) to confirm that the Collateral Trustee shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any provisions of this Agreement and the Security Documents against any Grantor or the exercise of remedies hereunder or thereunder, (iii) to agree that such Secured Party shall not individually take, any action to enforce any provisions of this Agreement or any Security Document against any Grantor or to exercise any remedy hereunder or thereunder and (iv) to agree to be bound by the terms of this Agreement and the Security Documents.

(b) The Collateral Trustee hereby agrees that it holds and will hold all of its right, title and interest in, to and under the Security Documents and the Collateral granted to the Collateral Trustee thereunder whether now existing or hereafter arising (all such right, title and interest being hereinafter referred to as the “Collateral Estate”) under and subject to the conditions set forth in this Agreement and the Collateral Trust Agreement; and the Collateral Trustee further agrees that it will hold such Collateral Estate for the benefit of the Secured Parties, for the enforcement of the payment of all Secured Obligations (subject to the limitations and priorities set forth herein and in the respective Security Documents) and as security for the performance of and compliance with the provisions, covenants and conditions of this Agreement and the Collateral Trust Agreement and each of the Security Documents.

(c) The Collateral Trustee has been appointed by the Secured Parties as collateral trustee pursuant to the Collateral Trust Agreement.  As among the Secured Parties, the rights, duties, privileges, immunities and indemnities of the Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement.

SECTION 2.02. Exercise of Powers.  All of the powers, remedies and rights of the Collateral Trustee as set forth in this Agreement may be exercised by the Collateral Trustee in respect of any Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Trustee as set forth in any Security Document may be exercised from time to time as herein and therein provided.

SECTION 2.03. Collateral Trust Agreement.  Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Collateral Trustee hereunder shall be subject to the provisions of the Collateral Trust Agreement.  In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement shall govern and control.

SECTION 2.04. Waiver and Estoppel.  (a)  Subject to the terms of the Security Documents, each Grantor agrees, to the extent it may lawfully do so, that it will not at any time following the occurrence and during the occurrence of an Event of Default in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any Security Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Trustee in this Agreement or any Security Document but will suffer and permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 2.04(a) shall be construed as a waiver of any rights of the Grantors under any applicable federal bankruptcy law or state insolvency law.

(b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and licensors, waives and releases all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(c) Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Security Document) in connection with this Agreement and the Security Documents and any action taken by the Collateral Trustee with respect to the Collateral to the extent permitted thereunder.

SECTION 2.05. Limitation on Collateral Trustee’s Duty in Respect of Collateral.  Beyond the exercise of reasonable care in the custody and preservation thereof and its duties as to the custody thereof expressly provided herein or in any Security Document and to account to the Secured Parties and the Grantors for moneys and other property received by it hereunder or under any Security Document and any other express duties specified in the Security Documents, the Collateral Trustee shall not have any duty to the Grantors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

SECTION 2.06. Limitation by Law.  All rights, remedies and powers provided in this Agreement or any Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 2.07. Delegation of Duties.  The Collateral Trustee may perform any and all of its duties and exercise its rights and powers under this Agreement by or through any one or more agents or sub-agents appointed by the Collateral Trustee. The Collateral Trustee and any such agent or sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Agreement shall apply to any of the Affiliates of the Collateral Trustee.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Agreement shall apply to any such agent or sub-agent and to the Affiliates of any such agent or sub-agent, and shall apply to their respective activities as agent or sub-agent as if such agent or sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each agent or sub-agent appointed by the Collateral Trustee, (a) such agent or sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Grantors and the Secured Parties, (b) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such agent or sub-agent, and (c) such agent or sub-agent shall only have obligations to the Collateral Trustee and not to any Grantor, Secured Party or any other Person and no Grantor, Secured Party or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such agent or sub-agent (it being understood that the appointment of such agent, as sub-agent, shall not discharge the Collateral Trustee of any of its duties and responsibilities hereunder).

ARTICLE III

Security Interest

SECTION 3.01. Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Collateral Trustee, for the ratable benefit of the Secured Parties, subject to Section 3.4 of the Collateral Trust Agreement, a security interest in all of such Grantor’s right, title and interest in, to and under the Collateral of such Grantor. The security interest granted hereunder to secure the Secured Obligations is referred to herein as the “Security Interest.”

SECTION 3.02. No Assumption of Liability.  (a) The Security Interest is granted as security only and shall not subject the Collateral Trustee or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral, (b) each Grantor shall remain liable under each of the Assigned Agreements constituting Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Trustee nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Trustee nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any Assigned Agreement constituting Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (c) the exercise by the Collateral Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the Assigned Agreements constituting Collateral.

SECTION 3.03. Security for Obligations.  This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required redemption, by prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Priority Lien Obligations (collectively, the “Secured Obligations”).

ARTICLE IV

Representations, Warranties and Covenants

The Grantors jointly and severally represent, warrant and covenant to the Collateral Trustee and the Secured Parties that:

SECTION 4.01. Title and Authority.  Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder in all material respects and has full power and authority to grant to the Collateral Trustee the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

SECTION 4.02. Filings.  (a)  As of the date hereof, all information set forth herein, including the Schedules hereto, is correct and complete in all material respects.  Fully completed, filed and stamped copies of UCC financing statements have been delivered to the Collateral Trustee for each governmental, municipal or other office specified in Schedule 4.02 hereto with respect to each Grantor.  Upon the filing of such UCC financing statements with the appropriate filing offices of each jurisdiction specified in Schedule 4.02 hereto, the Collateral Trustee for the benefit of the Secured Parties will have a perfected security interest in respect of all Collateral, to the extent such security interest can be perfected by filing a financing statement under the UCC.

(b) With respect to all Collateral consisting of: (i) issued United States Patents or applications therefor; (ii) United States registered Trademarks or applications therefor; and (iii) United States registered Copyrights, in each case, whether issued, registered or applied for in the name of any Grantor, as of the date hereof, and exclusive Copyright Licenses in respect of U.S. registered Copyrights for which any Grantor is a licensee (collectively, the “Registered IP Collateral”), fully executed IP Security Agreements have been delivered to the Collateral Trustee for recordation with the United States Patent and Trademark Office and for recordation with the United States Copyright Office pursuant to 35 U.S.C. § 261 or 17 U.S.C. § 205 and the regulations thereunder, as applicable.  Upon the recordation of the IP Security Agreements with the United States Patent and Trademark Office and United States Copyright Office, as applicable, and the filing of proper UCC financing statements with the appropriate filing offices of each jurisdiction specified in Schedule 4.02 hereto, the Collateral Trustee for the benefit of the Secured Parties will have a perfected security interest in respect of all Registered IP Collateral to the extent a security interest therein can be perfected by such filings (it being understood that subsequent recordings in the United States Patent and Trademark Office and/or the United States Copyright Office may be necessary to perfect a Lien on Registered IP Collateral acquired or created by the Loan Parties after the Closing Date), in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

SECTION 4.03. Validity of Security Interest.  The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity and except as limited by applicable laws that may affect the remedies provided in the Security Documents, which laws, however, do not make the remedies provided in the Security Documents inadequate for the practical realization of the benefits intended to be afforded thereby, (b) subject to the filings described in Section 4.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC in such jurisdictions, and (c) subject to compliance by the Grantors with Section 4.05, a perfected Security Interest in all Collateral in which a security interest may be perfected by possession by the Collateral Trustee or Control, in each case, to the extent required pursuant to the provisions hereof.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

SECTION 4.04. Limitations on and Absence of Other Liens.  The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens.  The Grantors have not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office and the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens and Liens which are no longer in effect and assignments otherwise permitted by the Priority Lien Documents.

SECTION 4.05. Other Actions.  In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Trustee to enforce, the Collateral Trustee’s security interest in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments and Tangible Chattel Paper.  As of the date hereof, each Instrument and each item of Tangible Chattel Paper specified in Schedule 1.01(a) hereto has been properly endorsed, assigned and delivered to the Collateral Trustee, and, if necessary, accompanied by instruments of transfer or assignment duly executed in blank.  If any amount individually in excess of $500,000 or together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Trustee in excess of $1,000,000 in the aggregate for all Grantors payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Trustee, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Trustee may from time to time specify; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Collateral Trustee shall promptly on request return such Instrument or Tangible Chattel Paper to such Grantor from time to time, to the extent necessary for collection or renewal in the ordinary course of such Grantor’s business.

(b) Deposit Accounts and Investment Property.  (i)  Each Grantor hereby represents and warrants that as of the date hereof (1) it has neither opened nor maintains any Deposit Accounts in the United States other than the accounts listed in Schedule 4.05(b) hereto, (2) it has neither opened nor maintains any Securities Accounts or Commodity Accounts in the United States other than those listed in Schedule 4.05(b) hereto and (3) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those listed in Schedule 1.01(d) hereto, those maintained in Securities Accounts or Commodity Accounts listed in Schedule 4.05(b) hereto and Excluded Equity.

(ii) In the event a Grantor has cash, Investment Property or other funds maintained in any Deposit Accounts and/or Securities Accounts other than Excluded Accounts and Foreign Accounts, the Company shall promptly notify the Collateral Trustee and, if requested by the Collateral Trustee, the Grantors shall promptly enter into Control Agreements in favor of the Collateral Trustee with the banks, Securities Intermediaries or Commodity Intermediaries with which its Deposit Accounts and Securities Accounts (other than Excluded Accounts and Foreign Accounts) are maintained granting to the Collateral Trustee Control over such accounts.  The Collateral Trustee agrees with each Grantor that, in the case of a Deposit Account subject to Collateral Trustee’s Control, the Collateral Trustee shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account or, in the case of a Securities Account or Commodity Account subject to Collateral Trustee’s Control, the Collateral Trustee shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Grantor, unless, in each case, an Event of Default has occurred and is continuing.

(iii) If any Grantor shall at any time hold or acquire any certificated Securities, such Grantor shall promptly endorse, assign and deliver the same to the Collateral Trustee, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Trustee; provided, that the foregoing shall not apply to any certificated Securities held or acquired by the Grantors (other than the Pledged Equity Interests and Excluded Equity) the aggregate fair market value of which does not at any time exceed $500,000; provided, further, that in no event shall any Grantor be required to pledge any Excluded Equity and (y) this Section shall be subject to Section 5.13 of the Revolving Credit Agreement.  If any Securities acquired after the Closing Date by any Grantor are uncertificated and are not held in accounts required to be subject to a Control Agreement pursuant to clause (ii) of this Section 4.05(b), such Grantor shall promptly notify the Collateral Trustee thereof and shall, if requested by the Collateral Trustee, use commercially reasonable efforts to, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Trustee, cause the issuer to agree to comply with instructions from the Collateral Trustee as to such securities, without further consent of any Grantor.  The Collateral Trustee hereby agrees not to give such instructions unless an Event of Default has occurred and is continuing.  With respect to Pledged Equity Interests of a First-Tier Foreign Subsidiary, the applicable Grantor will take all actions necessary to create a perfected security interest in favor of the Collateral Trustee under (i) the UCC and (ii) the law of the jurisdiction of its formation, as set forth in Section 5.04 hereof.

(iv) As between the Collateral Trustee and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property, and the risk of loss of, damage to or the destruction of the Investment Property, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Trustee, a Securities Intermediary, a Commodity Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this Section 4.05(b) shall release or relieve any Securities Intermediary or Commodity Intermediary of its duties and obligations to the Grantors or any other Person under any Control Agreement or under applicable law.

(v) Each Grantor shall promptly pay when due all charges and fees with respect to the Investment Property pledged by it under this Agreement, except that no such charge or fee need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.  After the occurrence and during the continuance of an Event of Default, in the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Trustee may do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Collateral Trustee from all costs and expenses incurred by the Collateral Trustee under this Section 4.05(b)(v) in accordance with Section 5.03.

(c) Electronic Chattel Paper and Transferable Records.  If any amount individually in excess of $500,000 or together with all amounts payable evidenced by any Electronic Chattel Paper or transferable record not previously pledged pursuant to the terms of this Section 4.05(c) to the Collateral Trustee in excess of $1,000,000 in the aggregate for all Grantors payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Trustee thereof and shall take such action as the Collateral Trustee may reasonably request to vest in the Collateral Trustee control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Collateral Trustee agrees with such Grantor that the Collateral Trustee will arrange, pursuant to procedures reasonably satisfactory to the Collateral Trustee and so long as such procedures will not result in the Collateral Trustee’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(d) Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Grantor in an amount individually in excess of $500,000 or together with all amounts payable evidenced by any Letter-of-Credit Rights not previously pledged pursuant to the terms of this clause (d) to the Collateral Trustee in excess of $1,000,000 in the aggregate for all Grantors, such Grantor shall promptly notify the Collateral Trustee and, if requested by the Collateral Trustee, such Grantor shall use commercially reasonable efforts, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Trustee, either to (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Trustee of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Trustee to become the transferee beneficiary of such Letter of Credit.

(e)  Commercial Tort Claims.  As of the date hereof each Grantor hereby represents and warrants that to its knowledge it holds no Commercial Tort Claims other than those listed on Schedule 4.05(e) hereto.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim with respect to which a written claim or other litigation has been commenced and having a value individually in excess of $1,000,000 or together with all amounts payable evidenced by any Commercial Tort Claims with respect to which a written claim or other litigation has been commenced not previously pledged to the Collateral Trustee in excess of $2,500,000 in the aggregate for all Grantors, such Grantor shall promptly notify the Collateral Trustee thereof and grant to the Collateral Trustee in writing signed by such Grantor a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Trustee.

SECTION 4.06. No Conflicts, Consents, etc. In the event that an Event of Default has occurred and is continuing and the Collateral Trustee desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it is necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Trustee, such Grantor agrees to use commercially reasonable efforts to assist and aid the Collateral Trustee to obtain as soon as reasonably practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.07. Grantor Information and Status.  Each Grantor represents and warrants that, as of the Closing Date, the date of any loan or issuance of a letter of credit under a Priority Lien Document, and as of the date of any Compliance Certificate delivered pursuant to the Priority Lien Documents:

(a) Schedule 4.07(a) hereto (as such Schedule may be amended or supplemented from time to time by any Grantor) set forth under the appropriate headings:  (i) the full legal name of such Grantor, (ii) all trade names or other names under which such Grantor currently conducts business, (iii) the type of organization of such Grantor, (iv) the jurisdiction of organization of such Grantor, (v) its organizational identification number, if any, and (vi) the jurisdiction where the chief executive office is located.

(b) Except as provided on Schedule 4.07(b) hereto (as such Schedule may be amended or supplemented from time to time by any Grantor), such Grantor has not changed its name, jurisdiction of organization or chief executive office or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five years.

(c) Except as provided in Schedule 4.07(a) (as such Schedule may be amended or supplemented from time to time by any Grantor), such Grantor has not within the last five years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated that are not otherwise permitted under the Priority Lien Documents.

(d) Such Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor’s name in Schedule 4.07(a) hereto solely under the laws of the jurisdiction as set forth opposite such Grantor’s name on Schedule 4.07(a) hereto and remains duly existing as such.  Such Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction.

(e) Such Grantor is not a “transmitting utility” (as defined in Section 9-102(a)(80) of the UCC).

SECTION 4.08. Pledged Equity Interests, Investment Property. (a) Each Grantor represents and warrants that, as of the Closing Date, as of the date of any loan or issuance of a letter of credit under a Priority Loan Document and the date of each Compliance Certificate (as such terms are defined in the Priority Lien Documents):  the Grantors are the record and beneficial owners of the Pledged Equity Interests free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interest, except Liens permitted to exist on such Pledged Equity Interest pursuant to the Priority Lien Documents.

(b) No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Trustee in any Pledged Equity Interests or the exercise by the Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained.

(c) All of the Pledged Debt issued by the Company or any Subsidiary of the Company owned by such Grantor has been duly authorized, authenticated or issued, and has been delivered to the Collateral Trustee, and is the legal, valid and binding obligation of the issuers thereof and is not in default.

(d) The Pledged Debt owned by such Grantor includes all of the issued and outstanding intercompany Indebtedness owing to such Grantor.

SECTION 4.09. Intellectual Property.  Each Grantor represents and warrants that:

(a) Such Grantor is the sole and exclusive owner of the entire right, title and interest in and to all Intellectual Property listed on Schedule 1.01(e) hereto (as such Schedule may be amended or supplemented from time to time) and owns, possesses, is licensed or otherwise has the valid right to use all Intellectual Property necessary for the present conduct of its business , free and clear of all Liens (other than with respect to Permitted Liens).

(b) All Material Intellectual Property of such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of the Material Intellectual Property the subject of a reexamination proceeding, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of such Material Intellectual Property of such Grantor in full force and effect.

(c) The conduct of such Grantor’s business does not to its knowledge infringe, misappropriate, dilute or otherwise violate any intellectual property right of any other Person and no claim has been made that the use of any Material Intellectual Property owned or used by such Grantor (or any of its respective licensees) infringes, misappropriates, dilutes or otherwise violates the asserted rights of any other Person, and no demand that such Grantor enter into a license or co-existence agreement has been made but not resolved, except in each case that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d) No holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Material Intellectual Property of such Grantor, and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened, and such Grantor is not aware of any uses of such Material Intellectual Property that could reasonably be expected to have a Material Adverse Effect.

(e) All registrations, issuances and applications for Material Intellectual Property of such Grantor are standing in the name of such Grantor, and none of the Intellectual Property owned by such Grantor have been licensed by such Grantor to any Affiliate or third party, except as permitted under the Credit Agreement or the Indenture, as applicable, and all Material Intellectual Property consisting of exclusive Copyright Licenses in respect of U.S. registered Copyrights have been properly recorded in the U.S. Copyright Office.

(f) Such Grantor has not made a previous assignment, sale, transfer, exclusive license or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any Material Intellectual Property that has not been terminated or released, except as permitted under the Credit Agreement or the Indenture, as applicable.

(g) Such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance with industry standards.  To the best of each Grantor’s knowledge, none of the Trade Secrets have been used, disclosed or misappropriated to the detriment of such Grantor for the benefit of any other Person, and no employee, independent contractor or agent of such Grantor is in breach or default of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement relating in any way to the protection ownership, development, use or transfer of such Grantor’s Material Intellectual Property, except in each case that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(h) Such Grantor controls the nature and quality of all products sold and all services rendered under or in connection with all Trademarks of such Grantor, in each case in accordance with industry standards, and has taken all actions reasonably necessary to insure that all licensees of the Trademarks owned by such Grantor comply with such Grantor’s standards of quality.

(i) To the best of such Grantor’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any rights in any Material Intellectual Property owned, licensed or used by such Grantor in a manner that could materially adversly effect such Grantor’s rights to own, license or use such Material Intellectual Property.

(j) With respect to each Copyright License, Patent License, Trademark License and Trade Secret License, such license is valid and binding and in full force and effect, such Grantor has not received any notice of termination or cancellation under such license nor any notice of a breach or default, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, except in each case that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(k) No settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor or bind such Grantor in a manner that could materially adversely effect such Grantor’s rights to own, license or use any Material Intellectual Property.

(l) The consummation of the transactions contemplated by this Agreement (including the enforcement of remedies) will not result in the loss, suspension, termination or other impairment of any Material Intellectual Property rights of such Grantor.

ARTICLE V

Covenants

SECTION 5.01. Grantor Information and Status.  Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Priority Lien Documents, each Grantor agrees that it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization unless it shall have (a) notified the Collateral Trustee in writing at least 15 days prior to such change, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization and providing such other information in connection therewith as the Collateral Trustee may reasonably request and (b) taken all actions necessary or reasonably requested by the Collateral Trustee to maintain the continuous validity, perfection and the same or better priority of the Collateral Trustee’s security interest in the Collateral granted or intended to be granted and agreed to hereby.

SECTION 5.02. Further Assurances.  Each Grantor will, and will cause each of its Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, mortgages, deeds of trust and other documents and the delivery of appropriate opinions of counsel) that may be required under any applicable law, or which the Collateral Trustee may reasonably request, to grant, preserve, protect or perfect the Liens created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Grantors and to the extent such Lien is required to be perfected under the Security Documents.  The Grantors also agree to provide to the Collateral Trustee, from time to time upon request, evidence reasonably satisfactory to the Collateral Trustee as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

SECTION 5.03. Taxes; Encumbrances.  During the continuance of an Event of Default at its option, the Collateral Trustee may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral except to the extent the same constitute Permitted Liens, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Trustee on demand for any payment made or any expense incurred by the Collateral Trustee pursuant to the foregoing authorization; provided that nothing in this Section 5.03 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Trustee or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Priority Lien Documents.

SECTION 5.04. Other Actions.  If any issuer of any Pledged Equity Interest is a First Tier Foreign Subsidiary, each Grantor shall take such actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Trustee.  Notwithstanding the foregoing, each Grantor shall be required in the times set forth in Schedule 5.13 to the Revolving Credit Agreement to deliver to the Collateral Trustee fully executed copies of foreign law pledges with respect to any Pledged Equity Interest in existence on the date hereof of an issuer that is a First-Tier Foreign Subsidiary.

SECTION 5.05. Continuing Obligations of the Grantors.  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Trustee and the Secured Parties from and against any and all liability for such performance except to the extent resulting from the gross negligence or willful misconduct of the Collateral Trustee or the Secured Parties.

SECTION 5.06. Additional Material Real Estate Assets.  In the event that any Grantor acquires a fee interest in additional Real Estate Assets having a fair market value in excess of $5.0 million, the Company or the appropriate Grantor, as the case may be, will take such actions and execute such documents as the Collateral Trustee shall reasonably require to create a new Mortgage encumbering such Real Estate Asset for the benefit of the Secured Parties (including in each case, delivery to the Collateral Trustee of a survey in form acceptable to the Collateral Trustee).  At the request of one or more Priority Lien Representatives, each Grantor will, in the event that it, in the capacity of a lessee, enters into or renews any Material Lease after the Closing Date, use commercially reasonable efforts to cause the parties to such lease to execute and deliver for the benefit of the Collateral Trustee on behalf of the Secured Parties a landlord lien waiver, access and consent agreement substantially in the form of Exhibit K of the Credit Agreement or in such other form as is reasonably satisfactory to the Collateral Trustee (it being understood that payment of any consent fee or similar amounts other than any de minimis amount is not “commercially reasonable” for these purposes).

SECTION 5.07. Limitation on Modification of Accounts.  None of the Grantors will, without the Collateral Trustee’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises, settlements or releases granted or made in the ordinary course of business and consistent with its current practices.

SECTION 5.08. Insurance.  The Grantors will, and will cause each of their Subsidiaries to, maintain or cause to be maintained insurance with financially sound and responsible insurance companies (including reasonable amounts of business interruption coverage), with respect to their assets and properties material to the business of the Grantors and their respective Subsidiaries, and in any event with respect to each Mortgaged Property (as defined in the Revolving Credit Agreement), against such casualties and contingencies and of such types and in such amounts with such deductibles as is comparable to that maintained by other companies of a similar size engaged in similar businesses in similar locations (which insurance shall include, in any event, with respect to each Mortgaged Property, flood insurance to the extent (including with respect to amounts) required in order to comply with law applicable to any Beneficiary, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time) and will, upon request of the Collateral Trustee, furnish to each Secured Party at reasonable intervals a certificate of an Authorized Officer of Company setting forth the nature and extent of all insurance maintained by the Grantors and their respective Subsidiaries in accordance with this Section 5.08.  Each such casualty policy of insurance (other than business interruption) shall contain a “standard” or “New York” lender’s loss payable or mortgagee endorsement that names Collateral Trustee, on behalf of the Secured Parties, as additional insured or loss payee, as appropriate.  In connection with the renewal of each such policy of insurance, Company promptly shall deliver to Collateral Trustee and the Priority Lien Representatives a certificate from Company’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to this Section 5.08 is in full force and effect, together with endorsements naming the Collateral Trustee, for the benefit of the Beneficiaries, as additional insured and loss payee thereunder to the extent required under Section 5.08 and, within 30 days of any material change in such insurance, Company shall provide notice thereof to the Collateral Trustee and Priority Lien Representatives.

Each Grantor irrevocably makes, constitutes and appoints the Collateral Trustee (and all officers, employees or agents designated by the Collateral Trustee) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  So long as no Event of Default has occurred and is continuing, all actions to be taken with respect to the making, settling and adjusting of claims under insurance policies may be taken by the Grantors without any requirement of participation or consent from the Collateral Trustee.

SECTION 5.09. Certain Covenants and Provisions Regarding Intellectual Property Collateral.  (a)  Each Grantor shall notify the Collateral Trustee as soon as reasonably practicable if it knows that any Material Intellectual Property could reasonably be expected to become abandoned, lost or dedicated to the public, or of any material adverse determination or development, including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or United States Copyright Office, regarding such Grantor’s rights in any Material Intellectual Property or such Grantor’s right to register the same, or to keep and maintain the same.

(b) In the event that following the Closing Date any Grantor, either itself or through any agent, employee, licensee or designee, files with the United States Patent and Trademark Office or United States Copyright Office an application for any U.S. Intellectual Property included in the Collateral or otherwise acquires any Collateral consisting of issued U.S. Patents, registered U.S. Trademarks or registered U.S. Copyrights or any applications therefore or becomes the exclusive licensee in respect of any registered U.S. Copyright, such Grantor shall notify the Collateral Trustee annually, at the time of delivery of annual financial statements pursuant to the Priority Lien Documents and upon request of the Collateral Trustee shall execute and deliver an IP Security Agreement(s) with respect to such U.S. Patent, U.S. Trademark or U.S. Copyright (or exclusive Copyright License) or application therefor, and each Grantor hereby appoints the Collateral Trustee as its attorney-in-fact to file such IP Security Agreement(s) with the United States Patent and Trademark Office or United States Copyright Office, as applicable; such power, being coupled with an interest, is irrevocable until this Agreement is terminated.

(c) Each Grantor will take all necessary steps that are consistent with its reasonable business judgment in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks or Copyrights, in each case, that constitutes Material Intellectual Property including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(d) In the event that any Grantor has reason to believe that any Collateral consisting of any Material Intellectual Property has been or is about to be infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor promptly shall notify the Collateral Trustee and shall, if consistent with its reasonable business judgment, promptly sue for infringement, misappropriation, dilution or other violation and to recover any and all damages for such infringement, misappropriation, dilution or other violation, and take such other actions as are, in such Grantor’s reasonable business judgment, appropriate under the circumstances to protect such Collateral.

(e) Each Grantor shall not knowingly do any act or omit to do any act whereby any of the Material Intellectual Property may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein.

(f) Each Grantor shall not, with respect to any Trademark that constitutes Material Intellectual Property, cease the use of any such Trademark or fail to maintain the level of the quality of products sold and services rendered under any such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall take all steps reasonably necessary to insure that licensees of such Trademarks use such consistent standards of quality.

(g) Each Grantor shall take all steps reasonably necessary to protect the secrecy of  Material Intellectual Property consisting of Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents.

Upon and during the continuance of an Event of Default, each Grantor shall upon the written request of the Collateral Trustee use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License, Trademark License or Trade Secret License to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Collateral Trustee or its designee.

SECTION 5.10. Pledged Equity Interests, Investment Property.  (a)  Except as provided in the next sentence, in the event any Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Property constituting Collateral, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Property, then (i) such dividends, interest or distributions and Securities or other property shall be included in the definition of Collateral without further action (except to the extent constituting Excluded Assets) and (ii) such Grantor shall promptly take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, Control of the Collateral Trustee, over such Investment Property or such dividends, interest or distributions to the extent otherwise required hereunder (including, without limitation, delivery thereof to the Collateral Trustee or deposit thereof into a controlled deposit or securities account)), and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, Securities or other property in trust for the benefit of the Collateral Trustee, and, if any Event of Default shall be continuing, shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor.  Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Trustee authorizes each Grantor to retain all cash dividends and distributions paid and subject to any provisions to the contrary contained in the Priority Lien Documents.

(b) Voting.

(i) So long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Property in this Agreement or elsewhere herein or in the Priority Lien Documents, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Priority Lien Document; and

(ii) upon notice in writing from the Collateral Trustee to the Company following the occurrence and during the continuation of an Event of Default:

(A) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B) in order to permit the Collateral Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder:  (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the

Collateral Trustee all proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Trustee may utilize the power of attorney set forth in Section 8.16.

(c) Except as otherwise permitted (or not prohibited) by the Priority Lien Documents, without the prior written consent of the Collateral Trustee (acting as directed by an Act of Required Debtholders), such Grantor shall not vote to enable or take any other action to:  (i) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially adversely affects the validity, perfection or priority of the Collateral Trustee’s security interest, (ii) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (iii) other than as permitted under the Priority Lien Documents, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets or (iv) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC, unless such Grantor shall promptly notify the Collateral Trustee in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Trustee’s Control thereof.

ARTICLE VI

Remedies

SECTION 6.01. Remedies upon Default.  After the occurrence and during the continuance of an Event of Default, the Collateral Trustee shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Trustee, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Trustee shall determine (other than in violation of applicable law or any then existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Trustee shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Trustee shall deem appropriate.  The Collateral Trustee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Trustee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Trustee shall give a Grantor ten (10) Business Days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC) of the Collateral Trustee’s intention to make any sale or other disposition of such Grantor’s Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Trustee may fix and state in the notice of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Trustee may (in its sole and absolute discretion) determine.  The Collateral Trustee shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Collateral Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Trustee until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Trustee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Secured Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Trustee shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Trustee shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Collateral Trustee may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section shall, to the extent permitted by applicable law, be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the UCC.

SECTION 6.02. Application of Proceeds.  The proceeds of any sale of Collateral pursuant to Section 6.01, as well as any Collateral consisting of cash, shall be applied by the Collateral Trustee as provided in the Priority Lien Documents and the Collateral Trust Agreement.

SECTION 6.03. Grant of License to Use Intellectual Property.  For the purpose of enabling the Collateral Trustee to exercise rights and remedies under this Article at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Trustee a nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral, except to the extent that such license may not be granted as a result of a pre-existing exclusive license arrangement, consisting of Intellectual

Property now owned or hereafter acquired or created by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Collateral Trustee shall be exercised, at the option of the Collateral Trustee, after the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Trustee in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.  Such license shall be irrevocable until this Agreement is terminated.

SECTION 6.04. Investment Property.  Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Trustee may be compelled, with respect to any sale of all or any part of the Investment Property conducted without prior registration or qualification of such Investment Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.  If the Collateral Trustee determines to exercise its right to sell any or all of the Investment Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Trustee all such information as the Collateral Trustee may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Property which may be sold by the Collateral Trustee in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

ARTICLE VII

[Reserved]

SECTION 7.01. [Reserved]

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the Collateral Trust Agreement.  All communications and notices hereunder to any Guarantor shall be given to it at its address or telecopy number set forth on Schedule 1.01(b) to the Revolving Credit Agreement, with a copy to the Company.

SECTION 8.02. Survival of Agreement.  All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Security Document shall be considered to have been relied upon by the Collateral Trustee and the other Secured Parties and shall survive the making by the Lenders of the Revolving Loans and the Lenders’ issuance of and participations in Letters of Credit, the issuance of the Notes, and the incurrence of any other Secured Obligations, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

SECTION 8.03. Effectiveness.  This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Trustee and a counterpart hereof shall have been executed on behalf of the Collateral Trustee, and thereafter shall be binding upon such Grantor and the Collateral Trustee and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Trustee and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly permitted by each of the other Priority Lien Documents.

SECTION 8.04. Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Trustee that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 8.05. GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.06. Waivers; Amendment; Several Agreement.  (a)  No failure or delay of the Collateral Trustee in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Trustee hereunder and of the other Secured Parties under the other Security Documents and the respective documents governing the Secured Obligations are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provisions of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into among the Company, the Collateral Trustee and the Grantors with respect to which such waiver, amendment or modification is to apply.

(c) This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.07. WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS.  EACH PARTY HERETO (A)

CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.07.

SECTION 8.08. Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.  It is understood and agreed among the parties that this Agreement shall create separate security interests in the Collateral securing the Secured Obligations as provided in Section 3.01, and that any determination by any court with jurisdiction that the security interest securing any Secured Obligation or class of Secured Obligations is invalid for any reason shall not in and of itself invalidate the Security Interest securing any other Secured Obligations hereunder.

SECTION 8.09. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective as provided in Section 8.03. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8.10. Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8.11. Jurisdiction; Consent to Service of Process.  (a)  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or, to the fullest extent permitted by law, Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Priority Lien Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the fullest extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Collateral Trustee or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Priority Lien Documents against any Grantor or its properties in the courts of any jurisdiction.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Priority Lien Documents in any New York State or Federal court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for in the Collateral Trust Agreement.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.12. Release. (a)  This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Discharge of Priority Lien Obligations (or until the conditions set forth in Section 4.1(a)(i) of the Collateral Trust Agreement have been satisfied), be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee, the other Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing, but subject to the terms of the Priority Lien Documents, as applicable, any Secured Party may assign or otherwise transfer any Secured Obligations held by it to any other Person to the extent permitted under the Priority Lien Documents, or the respective documents governing the other Secured Obligations, as applicable, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise.  Upon the Discharge of Priority Lien Obligations (or the satisfaction of the conditions set forth in Section 4.1(a)(i) of the collateral Trust Agreement), the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to the Grantors.  Upon any such termination the Collateral Trustee shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including UCC financing statement amendments to evidence such termination.  Upon any sale, transfer or other disposition of Collateral permitted by the Priority Lien Documents, and the documents governing the other Secured Obligations, or, upon the effectiveness of any written consent by the Collateral Trustee to the release of the security interest granted hereby in any Collateral, the Liens granted herein upon such Collateral shall be deemed to be automatically released and such Collateral shall automatically revert to the applicable Grantor with no further action on the part of any Person.  The Collateral Trustee shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request to evidence such release, including UCC financing statement amendments.

(b) A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that the Equity Interests of such Grantor shall be sold, transferred or otherwise disposed of such that such Person is no longer a Restricted Subsidiary that is a Domestic Subsidiary of the Company in accordance with the terms of the Priority Lien Documents, and the documents governing the other Secured Obligations.  Any execution and delivery of UCC termination statements and similar documents pursuant to this Section 8.12(b) shall be without recourse to or warranty by the Collateral Trustee.  The Collateral Trustee shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request.

SECTION 8.13. Additional Grantors.  To the extent any Domestic Subsidiary shall be required to become a Grantor pursuant to any Priority Lien Document, or the respective documents governing the other Secured Obligations, as applicable, upon execution and delivery by the Collateral Trustee and such Domestic Subsidiary of an instrument substantially in the form of Annex I hereto, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  Each such Domestic Subsidiary shall at such time deliver to the Collateral Trustee the information with respect to it as set forth in the Schedules hereto.  The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor thereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.14. Financing Statements.  Each Grantor hereby irrevocably authorizes the Collateral Trustee at any time and from time to time to file in any relevant jurisdiction (a) any initial financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Collateral as “all assets in which the Grantor now owns or hereafter acquires rights” and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates, (b) any initial filings (or amendments thereto) with the United States Patent and Trademark Office or the United States Copyright Office and (c) any other documents for the purpose of perfecting, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of such Grantor and naming any Grantor or Grantors as debtors and the Collateral Trustee as secured party ; provided, however, the foregoing does not create any obligation on the part of the Collateral Trustee to file any financing statement.  Each Grantor agrees to provide all information described in the immediately preceding sentence to the Collateral Trustee promptly upon request.  Copies of such financing statements, as filed, should be sent promptly to the Company at its address for notices pursuant to Section 8.01.  Each Grantor shall pay any applicable filing fees and other expenses related to the filing of any financing statements and continuations or amendments thereto.

SECTION 8.15. Reserved.

SECTION 8.16. Collateral Trustee Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Trustee the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable until this Agreement is terminated and coupled with an interest; provided that the Collateral Trustee shall only take any action pursuant to such appointment after the occurrence and during the continuation of an Event of Default.  Without limiting the generality of the foregoing, the Collateral Trustee shall have the right, after the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Trustee’s name or in the name of such Grantor, to the extent permitted by law (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Trustee; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Trustee were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Trustee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Trustee, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Collateral Trustee and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 8.17. Perfection in Foreign Collateral.  Notwithstanding anything herein to the contrary, no Grantor shall be required to take any action to perfect a security interest in Collateral under the laws of any jurisdiction outside of the United States, other than with respect to Pledged Equity of First Tier Foreign Subsidiaries or to take any action to perfect any security interest in Foreign Accounts.

SECTION 8.18. No Duty on the Part of Collateral Trustee or Secured Parties.  The powers conferred on the Collateral Trustee hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Trustee or any other Secured Party to exercise any such powers.  The Collateral Trustee and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge and Security Agreement as of the day and year first above written.

GXS WORLDWIDE, INC.

By:	/s/ John Duvall

GXS, INC. GXS INVESTMENTS, INC. GXS INTERNATIONAL, INC. HAHT COMMERCE, INC.

By:	/s/ John Duvall

S-1

WILMINGTON TRUST FSB, as Collateral Trustee

By:	/s/ Peter Finkel
	Name:	Peter Finkel
	Title:	Vice President

S-2

Annex I to the
Pledge and Security Agreement

Form of Joinder Agreement

SUPPLEMENT NO. ___ dated as of [                              ], to the Pledge and Security Agreement (the “Security Agreement”) dated as of December ____, 2009, among GXS WORLDWIDE, INC., a Delaware corporation (the “Company”), each Subsidiary of the Company party thereto (the “Guarantors” and, together with the Company, the “Grantors”) and [                         ],  as collateral trustee (in such capacity, and together with any successors in such capacity, the “Collateral Trustee”) for the Secured Parties.

A.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B.     Pursuant to Section 7.20 of the Collateral Trust Agreement, certain Domestic Subsidiaries of the Company are required to enter into the Security Documents upon the occurrence of certain events specified therein.  Each of the Security Documents provides that any such Domestic Subsidiary may become a party to the Security Documents by execution and delivery of an instrument in the form of this Supplement.  The undersigned Domestic Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Collateral Trust Agreement to become a party to the Security Documents.

Accordingly, the Collateral Trustee and the New Guarantor agree as follows:

SECTION 1.    In accordance with Section 7.20 of the Collateral Trust Agreement, the New Guarantor by its signature below becomes a Grantor, Guarantor and/or Pledgor, as applicable, under each of the Security Documents with the same force and effect as if originally named therein as a party thereto and hereby (a) agrees to all terms and provisions of the Security Documents applicable to it as a Grantor, Guarantor and/or Pledgor, as applicable, thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor, Guarantor and/or Pledgor, as applicable, thereunder are true and correct in all material respects on and as of the date hereof.  In furtherance of the foregoing, the New Guarantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Trustee, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Guarantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Guarantor.  Each of the Security Documents is hereby incorporated herein by reference.

SECTION 2.    The New Guarantor represents and warrants to the Collateral Trustee and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity and except as limited by applicable laws that may affect the remedies provided in the Security Documents, which laws, however, do not make the remedies provided in the Security Documents inadequate for the practical realization of the benefits intended to be afforded thereby.

A-I-1

SECTION 3.    This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Trustee.  Delivery of an executed signature page to this Supplement by facsimile or electronic mail shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.    The New Guarantor hereby represents and warrants that, as of the date hereof, (a) all information set forth in the Schedules hereto, including the exhibits annexed thereto is true and correct in all material respects (as to the property owned by the New Guarantor) and (b) the information set forth on Annex I attached hereto is a true and correct schedule describing the securities of the New Guarantor being pledged hereunder.

SECTION 5.    Except as expressly supplemented thereby, each of the Security Documents shall remain in full force and effect.

SECTION 6.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.    In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Documents shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.    All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.  All communications and notices hereunder of the New Guarantor shall be given to it at the address set forth under its signature below.

SECTION 9.    The New Guarantor agrees to reimburse the Collateral Trustee for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Trustee.

IN WITNESS WHEREOF, the New Guarantor and the Collateral Trustee have duly executed this Supplement to the Security Agreement, and Subsidiary Guarantee Agreement as of the day and year first above written.

[Name of New Guarantor],

By:
Name:
Title:
Address:

A-I-2

WILMINGTON TRUST FSB, as Collateral Trustee,

By:
Name:
Title:
Address:

A-I-3

SCHEDULE I
to the Joinder Agreement

Pledged Securities of the New Pledgor

PLEDGED STOCK

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Sch I-1